                                                             EXHIBIT 11





                 NETWORK EQUIPMENT TECHNOLOGIES, INC.

       Computation of Primary and Fully Diluted Earnings Per Share

         (in thousands, except per share amounts - unaudited)





                                                               Quarter Ended         Nine Months Ended

                                                            Dec. 26,   Dec. 27,     Dec. 26,   Dec. 27,

                                                              1993       1992         1993       1992

                                                            --------   --------     --------   --------


Primary

     Earnings:

          Net income (loss)                                 $    330   $  1,186     $ (2,224)  $  4,370

                                                            --------   --------     --------   --------

                                                            --------   --------     --------   --------



     Shares:

          Weighted average number of common

               shares outstanding                             16,829     15,808       16,711     15,642



          Number of common equivalent shares assuming

               exercise of stock options and warrants (1)        -          -            -          -

                                                            --------   --------     --------   --------

                                                              16,829     15,808       16,711     15,642

                                                            --------   --------     --------   --------

                                                            --------   --------     --------   --------



     Primary earnings (loss) per share                      $    .02   $    .08     $   (.13)  $    .28

                                                            --------   --------     --------   --------

                                                            --------   --------     --------   --------



Fully Diluted

     Earnings:

          Net income (loss)                                 $    330   $  1,186     $ (2,224)  $  4,370

                                                            --------   --------     --------   --------

                                                            --------   --------     --------   --------



     Shares:

          Weighted average number of common

          shares outstanding                                  16,829     15,808       16,711     15,642



          Number of common equivalent shares assuming

               exercise of stock options and warrants (1)        -          -            -          -



          Number of common equivalent shares assuming

               conversion of convertible securities (1)          -          -            -          -

                                                            --------   --------     --------   --------

                                                              16,829     15,808       16,711     15,642

                                                            --------   --------     --------   --------

                                                            --------   --------     --------   --------



     Fully diluted earnings (loss) per share                $    .02   $    .08     $   (.13)  $    .28

                                                            --------   --------     --------   --------

                                                            --------   --------     --------   --------








(1)   The assumed exercise of these common stock equivalents were excluded as they were anti-dilutive or would not have had a material effect on the earnings per share calculation.



                                   13.